Exhibit 99.4

WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

AUDITED COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2022 and 2021 with Report of Independent Registered Public Accounting Firm.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members

Fertility Labs of Wisconsin, LLC and Wisconsin Fertility and Reproductive Surgery Associates, S.C.

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheets of Fertility Labs of Wisconsin, LLC and Wisconsin Fertility and Reproductive Surgery Associates, S.C. (the Companies) as of December 31, 2022 and 2021, and the related combined statements of operations, members’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Companies as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on the Companies’ combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Companies are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the combined financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the combined financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the combined financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in the notes to the combined financial statements, the Companies recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue from clinical and lab services is recognized based on the date the service is performed.

Auditing management’s evaluation of the service revenue from its agreements with patients involves significant judgment based on the estimates of the revenue recorded and their subsequent true-up once payment is received.

To evaluate the appropriateness and accuracy of the revenue recorded by management, we evaluated management’s assessment of the revenue recorded based on the Companies’ service agreements.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2022

Houston, TX

June 21, 2023

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WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

AUDITED COMBINED BALANCE SHEETS

	December 31,	December 31,
	2022	2021

ASSETS
Current assets
Cash	$787,297	$627,949
Accounts receivable, net	144,246	136,588
Total current assets	931,543	764,537
Property and equipment, net	76,119	66,261
Lease right of use	966,487	-
Total assets	$1,974,149	$830,798
LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable	$173,046	$22,926
Accrued liabilities	112,176	75,605
Distribution payable	533,690	426,734
Deferred revenue	423,208	394,066
Lease liability, current portion	215,805	-
Total current liabilities	1,457,925	919,331
Lease liability, net of current portion	762,703	-
Total liabilities	2,220,628	919,331

Members’ deficit
Members’ deficit - beginning	(88,533)	(429,537)
Members’ deficit - current year	(157,946)	341,004
Total members’ deficit	(246,479)	(88,533)
Total liabilities and members’ deficit	$1,974,149	$830,798

The accompanying notes are an integral part of these combined financial statements.

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WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

AUDITED COMBINED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2022	2021

Revenue	$5,379,675	$5,676,804
Cost of revenue	2,284,922	2,335,774
Gross profit	3,094,753	3,341,030
Operating expenses	1,411,012	1,216,069
Income from operations	1,683,741	2,124,961
Other income (expense):
Other income	904	182,719
Interest expense	(238)	(360)
Total other income (expense)	666	182,359
Net income	$1,684,407	$2,307,320

The accompanying notes are an integral part of these combined financial statements.

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WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

AUDITED COMBINED STATEMENTS OF MEMBERS’ DEFICIT

Balance at January 1, 2021	$(429,537)
Member capital distribution	(1,966,316)
Net income	2,307,320
Balance at December 31, 2021	$(88,533)
Member capital distribution	(1,842,353)
Net income	1,684,407
Balance at December 31, 2022	$(246,479)

The accompanying notes are an integral part of these combined financial statements.

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WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

AUDITED COMBINED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2022	2021

Cash flows from operating activities:
Net income	$1,684,407	$2,307,320
Adjustments to reconcile net loss to net cash provided by operating activities:
Extinguishment of debt	-	(181,600)
Depreciation and amortization	13,953	6,660
Changes in assets and liabilities:
Accounts receivable	(7,658)	28,390
Prepaid expenses and other current assets	-	5,000
Accounts payable	150,120	5,228
Accrued liabilities	36,571	(12,593)
Deferred revenue	29,142	(26,209)
Leasehold liability	12,021	-
Net cash provided by operating activities	1,918,556	2,132,196
Cash from investing activities:
Payments to acquire property, plant, and equipment	(23,811)	(63,390)
Net cash used in investing activities	(23,811)	(63,390)
Cash from financing activities:
Member capital distribution	(1,735,397)	(1,902,950)
Net cash used in financing activities	(1,735,397)	(1,902,950)
Increase (decrease) in cash	159,348	165,856
Cash at beginning of period	627,949	462,093
Cash at end of period	$787,297	$627,949

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$238	$360

Supplemental disclosure of non-cash transactions:
Recognition of right of use asset and lease liability	$1,185,824	-

The accompanying notes are an integral part of these combined financial statements.

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WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies

Description of Business

These audited combined financial statements include the following business entities: Wisconsin Fertility and Reproductive Surgery Associates, S.C. (“WFRSA”), a clinic that provides fertility services and advanced gynecology care and Fertility Labs of Wisconsin, LLC (“FLOW”), a limited liability company that provides lab services exclusively to WFRSA (the “Companies”).

Basis of Presentation

The Companies’ accounting and financial reporting policies conform to accounting principles generally accepted in the United States (“U.S. GAAP”).

Use of Estimates

In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reported period. Actual results could differ from those estimates. The more significant estimates and assumptions by management include among others: useful life of property and equipment, collectability of accounts receivable and accrued liabilities.

Cash and Cash Equivalents

For financial statement presentation purposes, the Companies consider time deposits, certificates of deposit and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Companies had no cash equivalents at December 31, 2022 or December 31, 2021.

Accounts Receivables and Allowances for Doubtful Accounts

The allowance for doubtful accounts is based on the Companies’ assessment of the collectability of customer accounts and the aging of the related invoices and represents the Companies’ best estimate of probable credit losses in its existing trade accounts receivable. The Companies regularly review the allowance by considering factors such as historical experience, credit quality, the age of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. The allowance for doubtful accounts is included in accounts receivables, net on the Companies’ combined balance sheet. The Companies’ allowance for doubtful accounts balance was $0 and $33,372 as of December 31, 2022 and December 31, 2021 respectively.

Property and Equipment

The Companies record property and equipment at cost. Property and equipment is depreciated using the straight-line method over the estimated economic lives of the assets, which are from 3 to 10 years. The Companies capitalize the expenditures for major renewals and improvements that extend the useful lives of property and equipment. Expenditures for maintenance and repairs are charged to expense as incurred. The Companies review the carrying value of long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by a comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

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Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Companies had no assets or liabilities which were measured at fair value on a nonrecurring basis during the reporting periods.

Income Taxes

The Companies are limited liability companies and do not incur federal taxes. For federal tax purposes, the earnings and losses of the Companies are included in the members’ federal personal income tax returns and are taxed based on their personal tax strategies. Therefore, there is no provision or liability for federal income taxes reflected in the accompanying financial statements. Beginning in 2022 the members elected to have state income taxes paid by the Companies on the members’ behalf. This expense is included in the Companies operating expenses. In 2023 the Companies will recognize quarterly tax estimates for state income taxes.

Concentration of Credit Risk

Cash includes amounts deposited in financial institutions in excess of insurable Federal Deposit Insurance Corporation (“FDIC”) limits. The Companies had cash balances in excess of FDIC limits at December 31, 2022 and December 31, 2021.

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Revenue Recognition

The Companies recognize revenue on arrangements in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services ASC 606 requires companies to assess their contracts to determine the timing and amount of revenue to recognize under the new revenue standard. The model has a five-step approach:

1.	Identify the contract with the customer.

2.	Identify the performance obligations in the contract.

3.	Determine the total transaction price.

4.	Allocate the total transaction price to each performance obligation in the contract.

5.	Recognize as revenue when (or as) each performance obligation is satisfied.

Revenue generated from clinical and lab services is recognized at the time the service is performed. The Companies’ performance obligations related to the delivery of services to patients are satisfied at the time of service. Accordingly, there are no performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period with respect to patient service revenue.

A portion of the Companies’ service revenue is reimbursed by third party insurance payors. Payments for services rendered to the Companies’ patients are generally less than billed charges. The Companies monitor revenue and receivables from these sources and record an estimated contractual allowance to properly account for the anticipated differences between billed and reimbursed amounts.

Patient service revenue is presented net of an estimated provision for contractual adjustments and write offs. adjustments result from the difference between the physician rates for services performed and the reimbursements by third-party insurance payors for such services. Collection of patient service revenue the Companies expect to receive is normally a function of providing complete and correct billing information to third-party insurance payors within the various filing deadlines and typically occurs within 30 to 60 days of billing. Third-party insurance payors account for approximately 15% of the Companies’ revenue.

For patient fees that are not covered by third party insurance payors, the Companies require patients to pay for services prior to the services being rendered. The Companies record these prepayments as deferred revenue until the services are rendered. Once services are rendered the Companies recognize the revenue in accordance with ASC 606.

As of December 31, 2022 and 2021 the Companies had $423,208 and $394,066 of deferred revenue, respectively.

Advertising Expense

The Companies expense advertising costs as incurred. These costs are included in the operating costs for the Companies on the statement of operations. For the years ended December 31, 2022 and 2021 the Companies incurred in advertising costs $8,083 and $10,827 respectively.

Recently Adopted Accounting Pronouncements

Leases (Topic 842). In February 2016, FASB issued ASU 2016-02, Leases (“ASU 2016-02”). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. For private companies the new standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Companies adopted the standard effective January 1, 2022.

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Note 2 – Property and Equipment

Property and equipment consists of the following:

	December 31, 2022	December 31, 2021
Furniture and equipment	$34,595	10,784
Leasehold improvements	63,389	63,389
Less: accumulated depreciation	(21,865)	(7,912)
Total equipment, net	$76,119	66,261

During the years ended December 31, 2022, and 2021, the Companies recorded depreciation expense of $13,953 and $6,660 respectively.

Note 3 – Leases

The Companies have an operating lease agreement in place for its office. Per FASB’s ASU 2016-02, Leases Topic 842 (“ASU 2016-02”), effective January 1, 2022, the Companies are required to report a right-of-use asset and corresponding liability to report the present value of the total lease payments, with appropriate interest calculation. Per the terms of ASU 2016-02, the Companies can use its implicit interest rate, if known, or applicable federal rate otherwise. Since the Companies’ implicit interest rate was not readily determinable, the Companies utilized the applicable federal rate, as of the commencement of the lease. Lease renewal options included in any lease are considered in the lease term if it is reasonably certain the Companies will exercise the option to renew. The Companies’ operating lease agreements do not contain any material restrictive covenants.

As of December 31, 2022, the Companies’ lease components included in the combined balance sheet were as follows:

Lease component	Balance sheet classification	December 31, 2022
Assets
ROU assets – operating lease	Other assets	$966,487
Total ROU assets		$966,487

Liabilities
Current operating lease liability	Current liabilities	$215,805
Long-term operating lease liability	Other liabilities	762,703
Total lease liabilities		$978,508

Future minimum lease payments as of December 31, 2022 were as follows:

2023	227,804
2024	233,499
2025	239,337
2026	245,320
2027	61,706
Total future minimum lease payments	$1,007,666
Less: Interest	(29,158)
Total operating lease liabilities	$978,508

Note 4 – Members’ Distributions

Members’ distributions totaling $1,842,353 and $1,966,316 were paid out during the years ended December 31, 2022 and 2021, respectively. Distributions payable to the members totaled $533,690 and $426,734 at December 31, 2022 and 2021, respectively.

Note 5 – Commitments and Contingencies

Insurance

The Companies’ insurance coverage is carried with third-party insurers and includes: (i) general liability insurance covering third-party exposures; (ii) statutory workers’ compensation insurance; (iv) excess liability insurance above the established primary limits for general liability and automobile liability insurance; (v) property insurance, which covers the replacement value of real and personal property and includes business interruption; and (vi) malpractice insurance covering our physicians for acts related to our business activities. All coverage is subject to certain limits and deductibles, the terms and conditions of which are common for companies with similar types of operations.

Legal Matters

The Companies are not currently subject to any material legal proceedings; however, it could be subject to legal proceedings and claims from time to time in the ordinary course of its business, or legal proceedings it considered immaterial may in the future become material. Regardless of the outcome, litigation can, among other things, be time consuming and expensive to resolve, and can divert management resources.

Note 6 – Subsequent Events

On March 16, 2023, INVO Bioscience Inc., a Nevada corporation (“INVO”), through Wood Violet Fertility LLC, a Delaware limited liability company (“Buyer”) and wholly-owned subsidiary of INVO Centers LLC, a Delaware company wholly-owned by INVO, entered into an Asset Purchase Agreement (the “APA”) with WFRSA and The Elizabeth Pritts Revocable Living Trust (the “Seller,” together with WFRSA, the “Seller Parties”) pursuant to which Buyer agreed to acquire the Purchased Assets (as defined in the APA) related to WFRSA’s business. Buyer also agreed to assume certain liabilities of WFRSA as set forth in the APA. Certain non-clinical assets, properties and rights of WFRSA shall be excluded from the Purchased Assets including patient lists, charts, records and ledgers, all contracts with Payors (as defined in the APA); all Health Care Permits (as defined in the APA).

The Buyer will deliver to WFRSA an amount equal to (all capitalized terms as defined in the APA) the Closing Payment at closing consisting of $500,000 less Target Closing Date Debt less the Holdback Amount of $280,000. Buyer has agreed to make the following Post-Closing Additional Payments of $500,000 on each of the first three anniversaries of closing provided that Seller may elect to receive shares of INVO common stock in lieu of such cash payments as follows: (i) 80,000 shares of INVO common stock on the first additional payment date; (ii) 55,000 shares of INVO common stock on the second additional payment date and (iii) 35,000 shares of INVO common stock on the third additional payment date. The Additional Payments are secured by Seller having a subordinated lien on the Purchased Assets.

On March 16, 2023, Buyer entered into a Membership Interest Purchase Agreement (the “MIPA”) with FLOW, IVF Science, LLC, a Wisconsin limited liability company owned by Wael Megid, Ph.D., and Dr. Elizabeth Pritts as trustee for the Elizabeth Pritts Revocable List Trust, a Trust created under the laws of the State of Wisconsin (each, a “Selling Member” and collectively, the “Selling Members”). Under the MIPA the Selling Members agreed to sell to Buyer 100% of the Membership Interests of FLOW for a purchase price equal to (all capitalized terms as defined in the MIPA) the Initial Purchase Price, which is equal to (i) two million dollars ($2,000,000) minus (ii) the Closing Indebtedness minus (iii) any Transaction Expenses minus (iv) the Holdback Amount of $70,000. In addition to the Initial Closing Payment, Purchaser has agreed to pay to the Selling Members additional payments of $2,000,000 within 90-days of each of the first three anniversaries of closing provided that Selling Members may elect to receive shares of INVO common stock in lieu of such cash payments as follows: (i) 320,000 shares of INVO common stock on the first additional payment date; (ii) 220,000 shares of INVO common stock on the second additional payment date and (iii) 140,000 shares of INVO common stock on the third additional payment date. These additional payments are secured by the Selling Members having a lien on the assets of FLOW.

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